Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Chevron Corporation (No. 333-165122), and to the incorporation by reference in the Registration Statements on Form S-8 of Chevron Corporation (Nos. 333-26731, 333-162660, 333-152846, 333-102269, 333-72672, 333-21805, 333-21807, 333-21809, 333-46261, 333-105136, 333-122121, 333-02011, 333-127566, 333-127558, 333-127559, 333-127560, 333-127561, 333-127563, 333-127564, 333-127565, 333-127568, 333-128733, 333-128734, 333-127567, 333-127569, 333-127570), of our report dated February 25, 2010, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in the composition of reportable segments discussed in Note 11, as to which the date is May 13, 2010, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP

San Francisco, California
May 13, 2010